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                                                                    EXHIBIT 23.4


                       CONSENT OF ROSEN CONSULTING GROUP


To Prime Group Realty Trust:

          In connection with Prime Group Realty Trust's public offering of cumulative redeemable preferred shares of beneficial interest, we hereby consent
(i) to the use of our report, "Economic, Office and Industrial Market Trends in Chicago, Nashville, Knoxville, Milwaukee and Columbus", dated April 23, 1998, in this Registration Statement on Form S-11 (this "Registration Statement"), (ii) to all references to our firm included in or made a part of this Registration Statement and (iii) to the reference to our firm as experts in the Section under the caption "Experts" in the Registration Statement.


                                       Sincerely,

                                       ROSEN CONSULTING GROUP

                                       /s/ KENNETH T. ROSEN
                                       ------------------------------
                                       By:  Kenneth T. Rosen
                                       Its: President


Berkely, California
May 1, 1998